FIRST AMENDMENT
                                       TO
                          PLEDGE AND SECURITY AGREEMENT

         WHEREAS, The Classica Group, Inc., a New York corporation, having an address at 2400 Main Street, Suite 12, Sayreville, New Jersey 08872 (the "Pledgor"), and Pinnacle Investment Partners, L.P., a New York limited partnership, having an address at 110 Wall Street, 24th Floor, New York, New York 10005 (the "Secured Creditor"), have previously executed and delivered that certain Pledge and Security Agreement, dated as of June 10, 2003 (the "Agreement"), pursuant to which the Pledgor has delivered to the Escrow Agent certificates representing 770,000 shares of the Pledgor's common stock, together with stock powers executed in blank; and

         WHEREAS, the Pledgor and the Secured Creditor wish to amend the Agreement to set forth their intent regarding the status of the 770,000 shares.

         NOW THEREFORE, in consideration of the premises and the agreements herein, the parties hereto agree as follows:

1. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

2. (A) The parties hereto agree that it is their intent that the 770,000 shares that have been pledged to the Secured Creditor pursuant to the terms of the Agreement shall not be deemed issued or outstanding, and that accordingly,
Section 1(a) of the Agreement shall be deleted in its entirety and replaced with the following:

                  "(a) Certificates representing 770,000 shares of Pledgor's common stock, which share certificates, together with stock powers executed in blank, have been delivered to and placed in escrow with the Secured Creditor's counsel, Lehman & Eilen LLP; and"

         (B) The parties hereto further agree that Section 5(a) of the Agreement shall be deleted in its entirety and replaced with the following:

                  "(a) The Secured Creditor may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Commercial Code then in effect in the State of New York, and without limiting the generality of the foregoing, and without notice except as specified below, sell the Pledged Collateral or any part thereof. Prior to selling the Pledged Collateral or any part thereof, and in addition to any other notice provisions that may be required by this Agreement, the Securities Purchase Agreement, or the Note, the Secured Creditor shall notify the Pledgor of the number of shares of the Pledgor's common stock that the Secured Creditor wishes to sell. Such shares shall then be deemed issued and outstanding."

         3. All other provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this First Amendment to the Pledge and Security Agreement to be executed and delivered as of this 23rd day of June 2003.


THE CLASSICA GROUP, INC.            PINNACLE INVESTMENT PARTNERS, L.P.


By:  ________________________               By:_______________________________
     Scott G. Halperin, CEO